EXHIBIT 31.2

I, Suzanne D. Snapper, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of The Ensign Group, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 6, 2015

/s/ Suzanne D. Snapper
Name:	Suzanne D. Snapper
Title:	Chief Financial Officer